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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



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
NAME OF SUBSIDIARY                          STATE OF ORGANIZATION                    DATE OF
------------------                          AND TYPE OF ENTITY                     ORGANIZATION
                                            ---------------------                  -------------
HCRI Pennsylvania Properties, Inc.          Pennsylvania corporation             November 1, 1993
HCRI Overlook Green, Inc.                   Pennsylvania corporation             July 9, 1996
HCRI Texas Properties, Inc.                 Delaware corporation                 December 27, 1996
HCRI Texas Properties, Ltd.                 Texas limited partnership            December 30, 1996
Health Care REIT International, Inc.        Delaware corporation                 February 11, 1998
HCN Atlantic GP, Inc.                       Delaware corporation                 February 20, 1998
HCN Atlantic LP, Inc.                       Delaware corporation                 February 20, 1998
HCRI Nevada Properties, Inc.                Nevada corporation                   March 27, 1998
HCRI Southern Investments I, Inc.           Delaware corporation                 June 11, 1998
HCRI Louisiana Properties, L.P.             Delaware limited partnership         June 11, 1998
HCN BCC Holdings, Inc.                      Delaware corporation                 September 25, 1998
HCRI Tennessee Properties, Inc.             Delaware corporation                 September 25, 1998
HCRI Limited Holdings, Inc.                 Delaware corporation                 September 25, 1998
Pennsylvania BCC Properties, Inc.           Pennsylvania corporation             September 25, 1998
HCRI North Carolina Properties, LLC         Delaware limited liability company   December 10, 1999
HCRI Massachusetts Properties, Inc.         Delaware corporation                 March 17, 2000
HCRI Massachusetts Properties Trust         Massachusetts trust                  March 30, 2000
HCRI Indiana Properties, Inc.               Delaware corporation                 June 15, 2000
HCRI Indiana Properties, LLC                Indiana limited liability company    June 16, 2000
HCRI Holdings Trust                         Massachusetts trust                  September 9, 2000
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